UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2015

YAPPN CORP.

(Exact Name of Small Business Issuer as Specified in Charter)

Delaware	000-55082	27-3448069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Avenue of the Americas, 11th Floor
New York, NY		10018
(Address of Principal Executive Offices)		(Zip Code)

Small Business Issuer’s telephone number, including area code: (888) 859-4441

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the small business issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, “Company,” “our company,” “us,” and “our” refer to Yappn Corp. and its subsidiaries, unless the context requires otherwise.

Item 3.01     Transfer of Listing

In connection with the Company’s reverse stock split, the Financial Industry Regulatory Authority has assigned the Company a new stock symbol, YPPND.

The Company’s stock will be quoted as YPPND through October 26, 2015, and thereafter, the trading symbol will be YPPN (OTC Markets). The new CUSIP number is US98484T2042. Current stock certificates may be exchanged for new certificates by contacting the Company’s transfer agent, Worldwide Stock Transfer, LLC at:

Worldwide Stock Transfer, LLC

One University Plaza

Suite 505

Hackensack, NJ 07601

Tel (201) 820-2008

Fax (201) 820-2010

www.worldwidestocktransfer.com

Item 5.03     Amendment to Articles of Incorporation or Bylaws

On September 9, 2015, Yappn Corp. amended its Certificate of Incorporation to implement a reverse stock split in the ratio of 1 share for every 10 shares of common stock. This amendment was approved and filed of record by the Delaware Secretary of State on September 9, 2015. FINRA has declared the Company’s 1-for-10 reverse stock split ex-dividend date to be effective as of October 2, 2015. The reverse stock split will reduce the Company’s common stock outstanding from approximately 134,344,806 shares to approximately 13,434,481 shares.  All fractional shares will be rounded up and each shareholder will receive new certificates evidencing their post-reverse split shares if and when they present their certificates to the transfer agent. Current stock certificates may be exchanged for new certificates by contacting the Company’s transfer agent, Worldwide Stock Transfer, LLC. The text of the amendment to the Company’s Certificate of Incorporation is incorporated herein and filed as Exhibit 3.1.

Item 9.01     Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Articles of Amendment of the Certificate of Incorporation of Yappn Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yappn Corp.

October 2, 2015	By:	/s/ David Lucatch
David Lucatch
Chief Executive Officer

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